EXHIBIT 99.1

NGP Capital Resources Company Engages KBW to Explore Strategic Alternatives

Houston, Sept. 10, 2013 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (NASDAQ: NGPC) (the "Company") today announced that its Board of Directors has engaged Keefe, Bruyette & Woods, a Stifel company ("KBW"), as financial advisor to the Company in its evaluation of strategic alternatives to enhance stockholder value. The Board of Directors, with the assistance of KBW, will consider a range of options, which may include the sale or merger of the Company, the acquisition of existing investment portfolios, or a combination, joint venture or other strategic alliance with another company.

Steve Gardner, the Company's President and Chief Executive Officer said, "We want to explore avenues for accelerating our progress.  Periodically, we've had discussions with other parties regarding strategic alternatives.  The Board of Directors has decided to formalize the process and hire KBW."

No decision has been made to enter into a transaction at this time, and there can be no assurance the Company will enter into a transaction in the future. The Company does not plan to disclose or comment on developments regarding the strategic review process until it is complete or further disclosure is deemed appropriate.

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940.  We principally invest in private companies and from time to time, we may also invest in public companies.  We invest primarily in senior secured and mezzanine loans according to our business plan and in some instances receive equity interests in portfolio companies in connection with such investments.  Our manager is NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management ("NGP ECM").  Founded in 1988, NGP ECM is a premier investment franchise in the natural resources industry, which together with its affiliates has managed approximately $13 billion in cumulative committed capital since inception. NGP ECM's investment platform includes Natural Gas Partners, NGP Global Adaptation Partners, NGP Capital Resources Company and NGP Energy Technology Partners, L.P.  www.ngpenergycapital.com.

Forward-Looking Statements

This press release may contain forward-looking statements.  We may use words such as "anticipates," "believes," "intends," "plans," "expects," "projects," "estimates," "will," "should," "may" and similar expressions to identify forward-looking statements.  These forward-looking statements are subject to various risks and uncertainties.  Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the  future operating results of our portfolio companies, regulatory factors, changes in regional, national, or international  economic conditions and their  impact on the industries in which we invest, other changes in the conditions of the industries in which we invest and other factors enumerated in our filings with the Securities and Exchange Commission (the "SEC").

You should not place undue reliance on such forward-looking statements, which speak only as of the date they are made.  We undertake no obligation to update our forward-looking statements made herein, unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing.  Such information and other information about us is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities.  Such materials are filed with the SEC and copies are available on the SEC's website, www.sec.gov, and in the Investor Relations section of our website at www.ngpcrc.com.  Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT:

Please send investment proposals to:

NGP Capital Resources Company 713-752-0062

Steve Gardner (sgardner@ngpcrc.com),

Michael Brown (mbrown@ngpcrc.com), or

Hans Hubbard (hhubbard@ngpcrc.com).

CONTACT: L. Scott Biar (investor_relations@ngpcrc.com), 713-752-0062.